Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders

LNB Bancorp, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-1/A of our report dated March 5, 2012, on our audits of the consolidated financial statements included in the Annual Report on Form 10-K of LNB Bancorp, Inc. as of December 31, 2011 and 2010, and for the three years ended December 31, 2011. We also consent to the references to our firm under the caption “Experts.”

/s/ Plante & Moran, PLLC

Columbus, Ohio

May 25, 2012